AGREEMENT

This Agreement (this “Agreement”) is made as of November 27, 2002, by and between EOS International, Inc., a Delaware corporation (formerly dreamlife, inc.) (“EOS”), Weichert Enterprises, LLC, a Delaware limited liability company (“Weichert”) and DL Holdings I, LLC, a Delaware limited liability company (“DL Holdings”).

RECITALS

     A. Reference is made to the Registration Rights Agreement by and among EOS, Weichert and DL Holdings dated as of December 14, 2001, as amended (the “Registration Rights Agreement”).

     B. EOS, Weichert and DL Holdings desire to further amend the Registration Rights Agreement on the terms set forth herein.

     EOS, Weichert and DL Holdings hereby agree as follows:

The Registration Rights Agreement Amendments.

     Amendments to Section 9(c). The next to last sentence of Section 9(c) shall be amended to add at the end thereof the words “, provided, however, that if the Call Notice is given prior to December 31, 2002, the Call Notice may be given on at least one (1) day’s prior written notice (which notice shall be irrevocable) of the Company’s intention to exercise its repurchase right set forth in this Section 9(c), specifying the Call Closing Date which in such event shall be not less than one (1) day nor more than ten (10) days after the date of the Call Notice.”

     Amendments Relating to Section 9(e). Section 9(e) is deleted in its entirety and replaced with the following: “Subject to the provisions of Section 9(g), the repurchase price (the “Repurchase Price”) for the Warrants which are to be repurchased by the Company pursuant to Section 9(a) or Section 9(c) shall be (i) $0.30 per share, if the repurchase occurs on or prior to June 7, 2002; (ii) $0.45 per share, if the repurchase occurs after June 7, 2002 but prior to June 28, 2002; (iii) $0.60 per share, if the repurchase occurs after June 28, 2002 but prior to July 19, 2002; (iv) $0.75 per share, if the repurchase occurs after July 19, 2002 but prior to August 14, 2002; and (v) $0.90 per share, if the repurchase occurs after August 14, 2002; provided, that, the Company shall not be required to make any such repurchase prior to the earlier of (i) the date on which the Notes are paid in full, and (ii) January 1, 2003.”

     Amendments to Section 9(g). The first sentence of Section 9(g) shall be deleted in its entirety and replaced with the following: “If all amounts owing under the Notes have not been paid in full on or prior to December 31, 2002, the Company absolutely, unconditionally and irrevocably promises to authorize, issue, sell and deliver to the Designated Holders on such date, and on each 30th day thereafter that such payment has not occurred, warrants to purchase an aggregate of 16,667 shares of Common Stock (with 53.8461% of such warrants being issued to DL Holdings, and the balance being issued to Weichert) for each day after December 31, 2002 that all amounts owing under the Notes remain unpaid.”

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

WEICHERT ENTERPRISES, LLC By: GERALD C. CROTTY —————————————— Name: Gerald C. Crotty Title: President	EOS INTERNATIONAL, INC. By: JACK B. HOOD —————————————— Name: Jack B. Hood Title: Chief Financial Officer

DL HOLDINGS I, L.L.C. By: MARC SCHWARTZ —————————————— Name: Marc Schwartz